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                                                                    EXHIBIT 23.2





                        CONSENT OF INDEPENDENT ACCOUNTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 1995, included as part of Exhibit 13 - the Annual Report to Shareowners for 1994, which is incorporated by reference in Ingersoll-Rand Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule included as part of Item 14 of such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 6, 1995 relating to the consolidated financial statements of Clark Equipment Company, which appears in the Current Report on Form 8-K of Ingersoll-Rand Company dated June 5, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Price Waterhouse LLP
- -------------------------
Price Waterhouse LLP
Morristown, New Jersey
June 15, 1995